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PROVISIONS OF THE ARTICLES OF INCORPORATION AND BYLAWS EFFECTING SHAREHOLDER
RIGHTS

BYLAWS

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

     Section 1. All meetings of the shareholders for the election of directors shall be held at such place either within or without the State of New York as shall be designated from time to time by the Board and stated in the notice of the meeting. Meetings of shareholders for any other purpose may be held at such time and place, within or without the State of New York, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. Annual meetings of the shareholders shall be held in the month of April in each year on such day and at such time as the Board shall designate, or such other date as they be designated by the Board and stated in the notice of the meeting, at which they shall elect directors by a plurality vote and transact such other business as may properly be brought before the meeting.

     Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each shareholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. Unless provided in the certificate of incorporation of the New York Business Corporation Law, notice of the annual meeting is not required to contain a description of the purpose or purposes of the meeting.

     Section 4. A list of shareholders as of the record date, certified by the corporate officer responsible for its preparation or by a transfer agent, shall be produced at any meeting upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is

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challenged, the inspectors of election, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

     Section 5. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president or by the Board and shall be called by the secretary of the Corporation upon receipt of one or more written demands for a special meeting by the holders of the requisite percentage of votes specified by the New York Business Law. Such request shall state the purpose or purposes of the proposed meeting. Unless otherwise prescribed by statute or by the certificate of incorporation, shareholders of this Corporation shall not be entitled to request a special meeting of shareholders.

     Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each shareholder entitled to vote at such meeting. The notice should also indicate that it is being issued by, or at the direction of, the person calling the meeting.

     Section 7. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

     Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. When a quorum is once present it will not be broken by the


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subsequent withdrawal of any shareholder. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

     Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the issued and outstanding shares entitled to vote shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

     Section 10. Unless otherwise provided in the certificate of incorporation each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such shareholder, but no proxy shall be voted on after eleven (11) months from its date, unless the proxy provides for a longer period.

     Section 11. Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon or, if the certificate of incorporation so permits, signed by the holders of outstanding shares having not less than the


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minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

                                   ARTICLE IV

                                     NOTICES

     Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or these bylaws, notice is required to be given to any director or shareholder, such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by personal delivery, telegram or telefax.

     Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE VI

                             CERTIFICATES FOR SHARES

     Section 1. The shares of the Corporation shall be represented by a certificate or certificates. Each certificate shall be signed by, or in the name of the Corporation by, the president, or vice-president and the treasurer or the secretary of the Corporation.


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     Section 2. Any of or all the signatures on a certificate may be facsimile if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation, or if the shares are listed on a national security exchange. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                LOST CERTIFICATES

     Section 3. The Board may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                                TRANSFER OF STOCK

     Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon


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its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.

                               FIXING RECORD DATE

     Section 5. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                             REGISTERED SHAREHOLDERS

     Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of New York.


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                                   ARTICLE VII

                               GENERAL PROVISIONS

                                    DIVIDENDS

     Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

     Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                  ARTICLE VIII

                                   AMENDMENTS

     Section 1. These bylaws may be amended or repealed or new bylaws may be adopted at any regular or special meeting of shareholders at which a quorum is present or represented, by a majority of the votes cast by the shares entitled to vote in the election of any directors, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting. These bylaws may also be amended or repealed or new bylaws may be adopted by the affirmative vote of a majority of the Board at any regular or special meeting of the board. Bylaws adopted by the Board may be amended or repealed by the shareholders.


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ARTICLES OF INCORPORATION

SEVENTH: (a) A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of duty as a director in an amount in excess of the compensation received by such director for serving the Corporation during the year of such breach (or such lesser amount as may hereafter be permitted by the Business Corporation Law), except to the extent such exemption from liability or limitation thereof is not permitted under the Business Corporation Law as currently in effect or as the same may hereafter be amended. No amendment, modification or repeal of this provision shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

     (b) (i) The Corporation shall indemnify any person who is or was a director of the Corporation for liability to any person for any action taken, or any failure to take any action, as a director of the Corporation to the fullest extent permitted by law. (ii) The Corporation also shall indemnify any person who is a party to a proceeding because such person is or was an officer of the Corporation against liability incurred in the proceeding to the fullest extent permitted by law. (iii) No person who is a party to a proceeding because such person is or was an agent of the Corporation shall be entitled to indemnification in any case unless such indemnification is authorized by the Board of Directors, by contract, or by order of a court of competent jurisdiction, or mandated by statute. (iv) No amendment or repeal of this provision shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment or repeal.


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